                                                                   EXHIBIT 4.2.1
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                          CHESAPEAKE ENERGY CORPORATION

                                       and

                     the Subsidiary Guarantors named herein

                    ----------------------------------------

                        8-1/2% SENIOR NOTES DUE 2012

                    ----------------------------------------

                               -------------------

                         TWELFTH SUPPLEMENTAL INDENTURE


                          DATED AS OF February 14, 2003

                              -------------------

                              THE BANK OF NEW YORK

                             as successor Trustee to

                     United States Trust Company of New York

                              -------------------




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         THIS TWELFTH SUPPLEMENTAL INDENTURE, dated as of February 14, 2003, is among Chesapeake Energy Corporation, an Oklahoma corporation (the "Company"), each of the parties identified under the caption "Subsidiary Guarantors" on the signature page hereto (the "Subsidiary Guarantors") and The Bank of New York, as successor to United States Trust Company of New York, as Trustee.

                                    RECITALS

         WHEREAS, the Company, the Subsidiary Guarantors a party thereto and the Trustee entered into an Indenture, dated as of March 15, 1997, as supplemented prior to the date hereof (the "Indenture"), pursuant to which the Company has originally issued $150,000,000 in principal amount of 8-1/2% Senior Notes due 2012 (the "Notes"); and

         WHEREAS, Section 9.1(3) of the Indenture provides that the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture without notice to or consent of any Holder to reflect the addition of any Subsidiary Guarantor, as provided for in the Indenture; and

         WHEREAS, the Board of Directors of the Company has designated Chesapeake ORC, L.L.C. as a Restricted Subsidiary of the Company and desires to add such entity as a Subsidiary Guarantor under the Indenture; and

         WHEREAS, all acts and things prescribed by the Indenture, by law and by the charter and the bylaws (or comparable constituent documents) of the Company, of the Subsidiary Guarantors and of the Trustee necessary to make this Twelfth Supplemental Indenture a valid instrument legally binding on the Company, the Subsidiary Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

         NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Subsidiary Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

                                    ARTICLE 1

         Section 1.01. This Twelfth Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

         Section 1.02. This Twelfth Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Subsidiary Guarantors and the Trustee.

Twelfth Supplemental Indenture (8 1/2%)

                                    ARTICLE 2

         From this date, in accordance with Section 10.3 and by executing this Twelfth Supplemental Indenture, Chesapeake ORC, L.L.C., an Oklahoma limited liability company, is subject to the provisions of the Indenture as a Subsidiary Guarantor to the extent provided for in Article X thereunder.

                                    ARTICLE 3

         Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

         Section 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Twelfth Supplemental Indenture. This Twelfth Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

         Section 3.03. The Company hereby notifies the Trustee that Chesapeake ORC, L.L.C. has been designated by the Board of Directors of the Company as a Restricted Subsidiary (as that term is defined in the Indenture).

         Section 3.04. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS TWELFTH SUPPLEMENTAL INDENTURE.

         Section 3.05. The parties may sign any number of copies of this Twelfth Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

                          [NEXT PAGE IS SIGNATURE PAGE]



Twelfth Supplemental Indenture (8 1/2%)

         IN WITNESS WHEREOF, the parties hereto have caused this Twelfth Supplemental Indenture to be duly executed, all as of the date first written above.

                                       COMPANY:

                                       CHESAPEAKE ENERGY CORPORATION

                                       By /s/ Aubrey K. McClendon
                                          -----------------------
                                       Name: Aubrey K. McClendon
                                             -------------------
                                       Title: Chief Executive Officer
                                              -----------------------


                                       SUBSIDIARY GUARANTORS:

                                       CHESAPEAKE BETA CORP.
                                       CHESAPEAKE DELTA CORP.
                                       CHESAPEAKE ENERGY LOUISIANA
                                       CORPORATION
                                       CHESAPEAKE OPERATING, INC.
                                       NOMAC DRILLING CORPORATION
                                       CARMEN ACQUISITION, L.L.C.
                                       CHESAPEAKE ACQUISITION, L.L.C.
                                       CHESAPEAKE ENO ACQUISITION, L.L.C.
                                       CHESAPEAKE FOCUS, L.L.C.
                                       CHESAPEAKE KNAN ACQUISITION, L.L.C.
                                       CHESAPEAKE MOUNTAIN FRONT, L.L.C.
                                       CHESAPEAKE ORC, L.L.C.
                                       CHESAPEAKE ROYALTY, L.L.C.
                                       GOTHIC ENERGY, L.L.C.
                                       GOTHIC PRODUCTION, L.L.C.
                                       SAP ACQUISITION, L.L.C.
                                       THE AMES COMPANY, L.L.C.


                                       By /s/ Aubrey K. McClendon
                                         ------------------------
                                       Name: Aubrey K. McClendon
                                             -------------------
                                       Title: Chief Executive Officer
                                              -----------------------


Twelfth Supplemental Indenture (8 1/2%)

                                       CHESAPEAKE EXPLORATION LIMITED
                                       PARTNERSHIP
                                       CHESAPEAKE LOUISIANA, L.P.
                                       CHESAPEAKE PANHANDLE LIMITED
                                       PARTNERSHIP
                                       CHESAPEAKE-STAGHORN ACQUISITION L.P.
                                       CHESAPEAKE SIGMA, L.P.

                                       By:    Chesapeake Operating, Inc. as
                                       general partner of each representative
                                       entity

                                       By /s/ Aubrey K. McClendon
                                         ------------------------
                                       Name: Aubrey K. McClendon
                                             ------------------------
                                       Title: Chief Executive Officer
                                              -----------------------

                                       TRUSTEE:

                                       THE BANK OF NEW YORK, as
                                       successor to United States
                                       Trust Company of New York,
                                       as Trustee

                                       By /s/ Louis P. Young
                                          ------------------
                                       Name: Louis P. Young
                                            ---------------
                                       Title: Vice President
                                              --------------





Twelfth Supplemental Indenture (8 1/2%)